Exhibit 99.1

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.
ANNOUNCES THIRD QUARTER 2016 FINANCIAL RESULTS

St. Louis, MO - November 10, 2016 – Interface Security Systems Holdings, Inc. (along with its subsidiary, the “Company”) today reported financial and operating results for the three and nine months ended September 30, 2016.

Key Highlights:

•	Total Recurring Monthly Revenue (“RMR”) at September 30, 2016 of $11.5 million, a 13.7% increase compared to total RMR of $10.1 million at September 30, 2015.

•	Average revenue per user (“ARPU”) of $145.56 in the third quarter of 2016, up from $124.70, an increase of 16.7%, for the same quarter last year.

•	Total revenue of $42.8 million for the third quarter of 2016, an increase of 15.4%, compared to $37.1 million for the same period in 2015.

•	Net loss decreased to $6.3 million for the third quarter ended September 30, 2016 compared to $11.0 million the same quarter last year.

•	Pre-SAC EBITDA[1] of $14.4 million for the three months ended September 30, 2016, an increase of 27.0%, compared to $11.4 million in the same period last year.

“Our third quarter results reflect a continuing positive trend in the company’s financial and operating performance. This trend is attributable to our steady RMR growth and below average industry attrition combined with an established infrastructure to leverage growth with our fixed overhead costs.” said Michael Shaw, CEO of Interface Security Systems Holdings, Inc. “We are seeing business momentum with a majority of our current Sales Pipeline representing bundled IP services and our national account sales initiatives are driving consistent new RMR growth.”

1 Pre-SAC EBITDA (formerly referred to as Adjusted EBITDA) is defined in the "Use of Non-GAAP Financial Measures" section and is reconciled to net loss in the addendum of this news release.

Third Quarter 2016 Results

	Three Months Ended September 30,		Percent Change
	2016	2015

Revenue
Services	$39,047	$33,135	17.8%
Products	3,783	3,971	(4.7)%
Total revenue	42,830	37,106	15.4%

Costs and Expenses
Cost of services	28,116	27,472	2.3%
Cost of products	2,979	3,207	(7.1)%
General and administrative expenses	5,910	5,878	0.5%
Depreciation	4,770	3,548	34.4%
Amortization	814	1,370	(40.6)%
Loss on sale of long-lived assets	225	296	(24.0)%
Total costs and expenses	42,814	41,771	2.5%
Income (loss) from operations	16	(4,665)	(100.3)%
Interest expense	(6,302)	(6,233)	1.1%
Interest income	2	—	*
Loss before provision for income taxes	(6,284)	(10,898)	(42.3)%
Provision for income taxes	30	(136)	(122.1)%
Net loss	$(6,254)	$(11,034)	(43.3)%

Revenue

Total revenue increased $5.7 million, or 15.4%, to $42.8 million for the three months ended September 30, 2016 as compared with the three months ended September 30, 2015. ARPU increased by $20.86, or 16.7%, to $145.56 as of September 30, 2016 compared to September 30, 2015.

Services revenue increased $5.9 million, or 17.8%, to $39.0 million for the three months ended September 30, 2016 as compared with the three months ended September 30, 2015. The increase was due primarily to an increase of $5.4 million in services revenue from RMR growth and higher ARPU in the trailing twelve months offset by a $0.5 million decrease from non-RMR services revenue related to lower installations during the three months ended September 30, 2016 compared to the same period in 2015.

Products revenue decreased $0.2 million, or 4.7%, to $3.8 million for the three months ended September 30, 2016 as compared with the three months ended September 30, 2015 due to a decrease of $0.2 million in product installations related to the installation revenue Contracted Backlog.

Cost and Expenses

Total cost and expenses decreased $1.0 million, or 2.5%, to $42.8 million for the three months ended September 30, 2016 as compared with the three months ended September 30, 2015, primarily related to the changes discussed below.

Cost of services increased $0.6 million for the three months ended September 30, 2016 to $28.1 million for the three months ended September 30, 2015. The change in cost of services is due to a $0.6 million increase in monitoring and managed service expense and a $0.3 million increase in other operating expenses offset by a $0.4 million decrease in provisioning and customer transfer costs.

Cost of products decreased $0.2 million, or 7.1%, to $3.0 million for the three months ended September 30, 2016 as compared with the three months ended September 30, 2015. The decrease in cost of products is related to a $0.1 million decrease in installation materials, net of capitalized installation materials, associated with lower installation revenue and new RMR added during the three months ended September 30, 2016 and a $0.1 million decrease in maintenance materials costs.

General and administrative expenses remained flat at $5.9 million for the three months ended September 30, 2016 as compared with the three months ended September 30, 2015. There was a $0.3 million increase in health insurance fees and insurance claims and a $0.1 million increase in non-recurring fees offset by a $0.1 million decrease in administrative wages and a $0.1 million decrease in legal and professional fees.

Depreciation expense increased $1.2 million, or 34.4%, to $4.8 million for the three months ended September 30, 2016 as compared with the three months ended September 30, 2015. The increase was primarily due to the net addition of subscriber system assets of $6.2 million.

Amortization expense decreased $0.6 million, or 40.6%, to $0.8 million for the three months ended September 30, 2016 and for the three months ended September 30, 2015. The decrease was primarily due to the end of amortizable life of acquired monitoring and maintenance contracts as of September 30, 2016.

Pre-SAC EBITDA

Pre-SAC EBITDA increased 27.0% for the three months ended September 30, 2016 compared to the three months ended September 30, 2015. The increase was primarily a result of an increase in organic RMR installations contributing to a higher RMR service margin contribution as compared to 2015.

Net Loss

Net loss decreased $4.8 million to $6.3 million for the three months ended September 30, 2016 compared to the three months ended September 30, 2015 primarily as a result of the factors described above.

Liquidity

Our primary sources of liquidity are cash on hand, the Revolving Credit Facility and capital investments from existing shareholders. As of September 30, 2016, we had cash on hand of $0.5 million and $5.4 million of available borrowing capacity under our Revolving Credit Facility. We had negative working capital of $1.2 million as of September 30, 2016 and positive working capital of $6.3 million as of December 31, 2015. Net cash used by operations was $3.8 million for the nine months ended September 30, 2016 compared to $25.0 million for the nine months ended September 30, 2015.

Earnings Presentation

The Company will provide additional information in its Third Quarter 2016 Earnings Presentation which can be viewed at the Company’s website at http://www.interfacesystems.com under "Investor Relations" under "Financial Information."

About Interface

Interface Security Systems Holdings, Inc. is a cloud-based managed security services company headquartered in St. Louis, Missouri. Interface manages a broad range of secure, IP-based security solutions for retail, hospitality and small business customers as well as remote interactive video surveillance. The Company operates two UL Approved, 5-Diamond CSAA Certified Secure Operations Centers and a nationwide service delivery infrastructure. Interface is a portfolio company of SunTx Capital Partners. For more information on Interface, visit www.interfacesystems.com.

Use of Non-GAAP Financial Measures

We use certain financial measures, including EBITDA and Pre-SAC EBITDA, as supplemental measures of our operating performance that are not required by, or presented in accordance with, GAAP. They are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity. These measures are used in the internal management of our business, along with the most directly comparable GAAP financial measures, in evaluating our operating performance. In addition, our presentation of Pre-SAC EBITDA is consistent with the equivalent measurements that are contained in our Revolving Credit Facility and the indenture governing the Senior Secured Notes.

EBITDA represents net loss attributable to Interface Security Systems Holdings, Inc. before interest expense, interest income, income taxes, depreciation and amortization. Pre-SAC EBITDA represents EBITDA as further adjusted for gain or loss of sale of long-lived assets, accrued but not currently payable management fees, sales and installation costs, net of sales and installation revenue, related to organic RMR growth, plus 50% of non-capitalized corporate and service center administrative costs related to organic RMR growth, less capitalized subscriber system assets.

Our measurement of EBITDA and Pre-SAC EBITDA may not be comparable to similarly titled measures of other companies and are not measures of performance calculated in accordance with GAAP. We have included information concerning EBITDA and Pre-SAC EBITDA because we believe that such information is used by certain investors as supplemental measures of a company’s historical ability to service debt. We believe these measures are used by securities analysts, investors and other interested parties in the evaluation of high yield issuers, many of which present EBITDA and Pre-SAC EBITDA when reporting their results. Our presentation of EBITDA and Pre-SAC EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

EBITDA and Pre-SAC EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of, our operating results or cash flows as reported under GAAP. Some of these limitations are:

•	they do not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	they do not reflect changes in, or cash requirements for, our working capital needs;

•	they do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•
although depreciation is a non-cash charge, the assets being depreciated will often have to be replaced in the future, and EBITDA and Pre-SAC EBITDA do not reflect any cash requirements for such replacements;

•	they are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows; and

•	other companies in our industry may calculate these measures differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Pre-SAC EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Pre-SAC EBITDA only for supplemental purposes. Please see our consolidated financial statements contained elsewhere in this report.

Cautionary Statement Regarding Forward Looking Statements

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under "Risk Factors" from time to time in our filings with the SEC. Many of the forward-looking statements contained in this presentation may be identified by the use of forward-looking words such as “estimates,” “expects,” “anticipates,” “projects,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “could,” “would,” “should,” and "potential", among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this presentation are set forth in other reports or documents that we file from time to time with the SEC, and include, but are not limited to:

•	our ability to maintain compliance with various covenants under the Revolving Credit Facility (as defined below);

•
our ability to comply with restrictions in the indentures governing the 15.00% Cash Pay / 2.00% PIK Senior Notes due 2019 issued by Grand Master Holdings, Inc. ("Grand Master"), our indirect parent company, the 12.50% / 14.50% Senior Contingent Cash Pay Notes issued by Interface Master Holdings, Inc. (“Master Holdings”), our direct parent company, and our 9 1/4% Senior Secured Notes due 2018 (the “Notes”);

•	our ability to generate sufficient cash to make payments on our debt;

•	our ability to incur additional indebtedness or refinance existing indebtedness;

•	our ability to compete effectively in a highly‑competitive industry;

•	catastrophic events that may disrupt our business;

•	our ability to retain customers;

•	concentration of customer recurring monthly revenue and concentration of our business in certain markets;

•	our ability to manage relationships with third‑party providers, including telecommunication providers and broadband service providers;

•	our reliance on third-party component providers and the risk associated with any failure, supply chain disruption or interruption in products or services provided by these third parties;

•	our reliance on third-party software and service providers;

•	our inability to protect our intellectual property rights;

•	our ability to obtain or maintain necessary governmental licenses and comply with applicable laws and regulations;

•	changes in governmental regulation of communication monitoring;

•
our reliance on network and information systems and other technologies and our ability to manage disruptions caused by cyber-attacks, failure or destruction of our networks, systems, technologies or properties;

•	macroeconomic factors;

•	economic, credit, financial or other risks affecting our customers and their ability to pay us;

•	the uncertainty of our future operating results;

•	our ability to attract, train and retain an effective sales force; and

•	the loss of our senior management.

There may be other factors that may cause our actual results to differ materially from the results referred to in the forward-looking statements. All forward-looking statements apply only as of the date of this quarterly report and are expressly qualified in their entirety by the cautionary statements included in this quarterly report. We undertake no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future events or otherwise, except as required by law.

Contact Investor Relations:
Heather Helm
314-595-0177
Heather.Helm@interfacesystems.com

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
IN THOUSANDS

	Three Months Ended September 30,
	2016	2015

Revenue
Services	$39,047	$33,135
Products	3,783	3,971
Total revenue	42,830	37,106

Cost and Expenses
Cost of services	28,116	27,472
Cost of products	2,979	3,207
General and administrative expenses	5,910	5,878
Depreciation	4,770	3,548
Amortization	814	1,370
Loss on sale of long-lived assets	225	296
Total costs and expenses	42,814	41,771
Income (loss) from operations	16	(4,665)
Interest expense	(6,302)	(6,233)
Interest income	2	—
Loss before provision for income taxes	(6,284)	(10,898)
Provision for income taxes	30	(136)
Net loss	$(6,254)	$(11,034)

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
IN THOUSANDS, EXCEPT SHARES

	September 30, 2016	December 31, 2015
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$476	$12,096
Accounts receivable, less allowance for doubtful accounts of $1,451 and $1,441	12,649	16,002
Inventories	12,164	14,333
Prepaid expenses and other assets	3,763	4,513
Total current assets	29,052	46,944
Property and equipment, net	55,890	49,636
Intangible assets, net	15,300	18,512
Goodwill	40,463	40,463
Deferred charges	649	1,025
Other assets	4,635	6,380
Total assets	$145,989	$162,960

Liabilities and Stockholders' Deficit
Current liabilities
Current portion of capital leases and other obligations	$816	$2,808
Accounts payable	13,221	14,528
Accrued expenses	11,266	18,288
Customer deposits	1,592	1,671
Deferred revenue	3,309	3,344
Total current liabilities	30,204	40,639
Long-term deferred revenue	3,807	3,110
Deferred income tax	7,915	7,497
Other obligations	1,186	979
Long-term debt	272,285	262,505
Total liabilities	315,397	314,730
Mezzanine equity
Redeemable Class A Preferred Stock, $1.00 par value, 70,000 shares authorized, 39,398 shares outstanding at September 30, 2016 and December 31, 2015	110,284	110,284
Redeemable Class C Preferred Stock, $1.00 par value, 60,000 shares authorized, 16,094 shares outstanding at September 30, 2016 and December 31, 2015	41,154	41,154
Convertible and redeemable Class E Preferred Stock, $1.00 par value, 50,000 shares authorized, 10,467 shares outstanding at September 30, 2016 and December 31, 2015	11,961	11,961
Total mezzanine equity	163,399	163,399
Stockholders' deficit
Class A Common Stock, $0.01 par value, 3,000,000 shares authorized, 2,632,840 shares outstanding at September 30, 2016 and December 31, 2015	26	26
Class B Common Stock, $0.01 par value, 1,500,000 shares authorized, 976,880 shares outstanding at September 30, 2016 and December 31, 2015	10	10
Additional paid-in-capital	128,234	121,364
Accumulated deficit	(461,077)	(436,569)
Total stockholders' deficit	(332,807)	(315,169)
Total liabilities and stockholders' deficit	$145,989	$162,960

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
IN THOUSANDS

	Nine Months Ended September 30,
	2016	2015

Cash flows from operating activities
Net loss	$(24,508)	$(40,762)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	13,881	9,960
Amortization	3,212	4,406
Amortization of deferred charges	1,656	1,651
Deferred income tax	418	403
Loss on sale of long-lived assets	970	844
Change in operating assets and liabilities
Accounts receivable	3,353	2,307
Inventories	2,169	4,499
Prepaid expenses and other assets	2,495	(984)
Accounts payable	(1,295)	(3,223)
Accrued expenses	(6,702)	(3,320)
Customer deposits	(79)	(744)
Deferred revenue	662	(44)
Net cash used in operating activities	(3,768)	(25,007)
Cash flows from investing activities
Capital expenditures, subscriber system assets	(20,325)	(22,167)
Capital expenditures, other	(619)	(912)
Proceeds from sale of property and equipment	—	30
Net cash used in investing activities	(20,944)	(23,049)
Cash flows from financing activities
Capital contribution	6,870	49,800
Proceeds from Revolving Credit Facility	8,500	4,000
Payments on capital leases and other obligations	(2,278)	(1,585)
Deferred charges	—	(68)
Net cash provided by financing activities	13,092	52,147
Net (decrease) increase in cash	(11,620)	4,091
Cash and cash equivalents
Beginning of period	12,096	25,833
End of period	$476	$29,924

Supplemental Disclosures
Cash paid for interest	$22,457	$22,267
Cash (refunded) paid for taxes	$(176)	$380

Noncash items
Capital expenditures in accounts payable and accounts payable	$392	$492
Acquisition of inventory through financing arrangements	$—	$938

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.
UNAUDITED RECONCILIATION OF NET LOSS TO EBITDA AND PRE-SAC EBITDA
IN THOUSANDS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Net loss	$(6,254)	$(11,034)	$(24,508)	$(40,762)
Provision for income taxes	(30)	136	369	525
Interest expense	6,302	6,233	18,771	18,604
Interest income	(2)	—	(4)	(1)
Depreciation	4,770	3,548	13,881	9,960
Amortization	814	1,370	3,212	4,406
EBITDA	5,600	253	11,721	(7,268)
Loss on sale of long-lived assets	225	296	970	844
Accrued management fees (a)	125	125	375	667
Sales and installation expense (b)	15,274	17,148	52,841	68,944
50% of overhead expenses (c)	2,893	2,877	8,991	8,858
Capitalized expenditures, subscriber system assets (d)	(4,156)	(3,880)	(20,486)	(22,450)
Sales and installation revenue (e)	(5,544)	(5,465)	(12,869)	(15,144)
Pre-SAC EBITDA	$14,417	$11,354	$41,543	$34,451

(a)	Reflects fees under the Management Services Agreement with SunTx Capital Management Corp., the general partner of SunTx Capital Partners that are accrued but not currently payable.

(b)	Reflects sales and installation costs related to organic RMR growth.

(c)
Reflects 50% of the corporate and service center administrative costs related to organic RMR growth and is not capitalized. Corporate and service center administrative costs include expenses and the related overhead to support the RMR and installation growth. Industry participants customarily allocate 50% of their overhead cost to RMR and sales growth.

(d)
Reflects sales and installation costs related to organic RMR growth, including those costs that are capitalized as subscriber systems assets. Since the full amount of sales and installation expense is added as an adjustment in (b) above, the capitalized portion of the sales and installation cost is deducted from the Pre-SAC EBITDA calculation.

(e)	Reflects revenue received for the installation of subscriber systems related to organic RMR growth to match certain costs incurred in connection with the installations as described in (b) above.